                                        LEASE

     THIS LEASE, made this 28th day of 1995, by and between OLD Iowa, Inc. a Delaware corporation, sometimes hereinafter called "LANDLORD", and Audio King Corporation, a Minnesota corporation, hereinafter called "TENANT".

                                      ARTICLE I
                                  PREMISES AND TERM

     SECTION 1. LANDLORD hereby leases to TENANT, and TENANT hereby leases from LANDLORD, approximately 1.518 acres as set forth on Exhibit "A" attached hereto and made a part hereof, hereinafter called the "leased premises"; said leased premises being situated in Cedar Rapids, Iowa, on land legally described in Exhibit "B" attached hereto and made a part hereof, and improved by construction of a building of approximately 15,400 square feet, with truck dock and parking for no less than 77 automobiles, all as more particularly set forth on Exhibit "C" attached hereto and incorporated herein.

     SECTION 2. To have and to hold the leased premises unto TENANT for a term of twenty (20) years and two (2) days commencing on the 29th day of June 1995, and ending on the 30th day of June 2015, unless sooner terminated as hereinafter provided.

     SECTION 3. TENANT is hereby granted four consecutive options to extend, each option being of five years duration. TENANT shall exercise each option by giving notice to LANDLORD of TENANT'S intent to extend no later than one hundred eighty (180) days prior to the end of the initial term or any extension period. The terms and conditions of the extended term(s) shall be the same as set forth herein, provided, however, that the annual rent for each option period shall be increased by the greater of: (a) ten percent (10) of the annual rental immediately preceding the commencement of each extended term; or (b) fifty percent (50%) of the Consumer Price Index - Urban Consumers - increase from the fifteenth lease year through the twentieth lease year and, thereafter, by fifty percent (50%) of the Consumer Price Index - Urban Consumers - increase from the beginning of each extension period to the next extension date. If Consumer Price Index - Urban Consumers ceases to be published, its replacement or such data as is used to measure consumer price increases, shall be used to determine rental increases. To exercise the options herein granted, TENANT must not be in default or breach of the Lease and must exercise each option consecutively.

                                      ARTICLE II
                                     MINIMUM RENT

     SECTION 1. The annual rent shall be payable by TENANT without notice, offset, credit, reduction or abatement in equal monthly installments, on or before the first day of each month in advance, at the office of LANDLORD or at such other place designated by LANDLORD without prior demand therefore. Said fixed annual rent for the initial term shall be as follows: Years one through five $157,850 annually, $13,154.17 per month; years six through ten $180,950 annually, $15,079.16 per month; years eleven through fifteen $204,050 annually, $17,004.17 per month; and years sixteen through twenty $227,150 annually, $18,929.16 per month. Rent for any partial month shall be equitably prorated.

     SECTION 2. All rental and other sums payable hereunder by TENANT which are not paid when due shall bear interest from the date due to the date paid at the rate of 15% per annum, or the highest rate permitted by law, whichever is less.

                                     ARTICLE III
                                         USE

     SECTION 1. The leased premises shall be used for retail/commercial sales, service, and installation of electronics. TENANT agrees to occupy the leased premises upon the commencement date of the term hereof and to continuously operate the entire leased premises, fully stocked and adequately staffed during the term of this lease unless prevented from doing so by cause beyond the TENANT'S reasonable control, and to conduct its business at all times in good faith, in a high grade and reputable manner. TENANT shall promptly comply with all laws, ordinances and regulations affecting the leased premises or TENANT'S business therein.

     SECTION 2. TENANT shall not, without LANDLORD'S prior written consent, conduct any auction, fire, closing-out or bankruptcy sales in or about the leased premises, nor abuse walls, ceilings, partitions, floors, wood, stone, iron work, nor use plumbing for any purpose other than that for which constructed, nor make or permit any noise or odor objectionable to the public or the LANDLORD, nor create, maintain or permit a nuisance thereon, or cease to operate at the leased premises. TENANT shall keep the leased premises and loading platform areas clean and free from rubbish and dirt. TENANT shall not burn any trash or garbage at any time.


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                                      ARTICLE IV
                                      UTILITIES

     SECTION 1. TENANT shall pay for all heating, air-conditioning, electricity, gas, water and sewer charges used in the leased premises.

     SECTION 2. LANDLORD shall not be liable in damages or otherwise if the furnishing by any supplier of any utility or other service to the leased premises shall be interrupted or impaired by fire, repairs, accident, or by any other cause.

                                      ARTICLE V
                               REPAIRS AND MAINTENANCE

     SECTION 1. TENANT shall have possession of the leased premises in its "as is" condition. TENANT shall, except as otherwise provided, at all times, keep the leased premises, including the foundation, exterior walls, roof and heating, ventilating and air-conditioning system(s) and any equipment, facilities or fixtures therein contained or serving the leased premises in good order, condition and repair, and in a clean, sanitary and safe condition and in accordance with all applicable laws and regulations. TENANT shall permit no waste, damage or injury to the leased premises.

     SECTION 2. Notwithstanding Section 1 above, LANDLORD shall, during the last five (5) years of the initial term or during any extension term, be responsible for the replacement of the foundation, exterior walls, roof and heating, ventilating and air-conditioning system(s). LANDLORD'S obligation to replace shall be conditioned upon the following: (1) that if the replacement is required in the last year of any term, LANDLORD shall not be required to make the replacement until TENANT exercises its next option to renew; and (2) that the replacement has not become necessary by reason of the negligence of TENANT, its agents, servants or employees.

     SECTION 3. TENANT shall forthwith, at its own cost and expense, replace with glass of the same or better quality, any cracked or broken glass, including plate glass or glass or other special breakable materials used in structural portions, and any interior and exterior windows and doors in the leased premises.

                                      ARTICLE VI
                         INSTALLATIONS, ALTERATIONS AND SIGNS

     SECTION 1. TENANT, at its own expense, shall maintain its store fixtures, floor coverings, interior painting and decorating


                                         -3-
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in good condition.

     SECTION 2. TENANT shall not erect or install: (1) any signs, except as are in compliance with applicable ordinances, governmental rules and regulations;
(2) new signs that are not of the same or better quality than existing signs; or, (3) make material changes to the leased premises without LANDLORD'S prior written consent. TENANT shall have the right to install such antennae and receiving equipment as is necessary for TENANT to demonstrate its products. TENANT shall keep all exterior signs, exterior improvements, and its store front in good condition and repair.

     SECTION 3. TENANT shall not make any repairs, alterations or additions to the leased premises or make any contract therefor in excess of Twenty-five Thousand Dollars ($25,000.00) without first procuring LANDLORD'S written consent. All of said TENANT improvements shall be at TENANTS cost and expense. TENANT shall indemnify LANDLORD against liens and other claims and provide LANDLORD lien waivers for all labor, material and improvements made to or upon the leased premises at TENANT'S request or direction. In making any repairs, alterations or additions to the leased premises, TENANT and TENANT'S contractor(s) shall comply with all applicable laws and all work shall be done in a prompt and workmanlike condition. TENANT will, in addition to all other insurance coverages provided for in this Lease, obtain builder's risk coverage if not included within TENANT'S insurance coverage then in effect, and obtain satisfactory proof that all workmen of TENANT or TENANT'S contractors or subcontractors are properly covered by workmen's compensation. All alterations, additions, improvements and fixtures, other than trade fixtures, which may be made or installed by either of the parties hereto upon the leased premises and which in any manner are attached to the floors, walls or ceilings, at the termination of this lease shall become the property of LANDLORD, and shall remain upon and be surrendered with the leased premises as a part thereof; and floor covering affixed to the floor shall likewise become the property of LANDLORD, all without compensation or credit to TENANT.

     SECTION 4. TENANT shall promptly pay all contractors and materialmen, so as to minimize the possibility of a lien attaching to the leased premises, and should any lien be made or filed, TENANT shall bond against or discharge the same within thirty (30) days after written request by LANDLORD. Nothing in this lease contained shall be construed as a consent on the part of the LANDLORD to subject the LANDLORD'S estate in the leased premises to any lien or liability under the lien laws of the state where the leased premises is located.


                                         -4-

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                                     ARTICLE VII
                                      INDEMNITY

     Except for the negligence of LANDLORD, or breach or default of LANDLORD'S obligations to replace, TENANT agrees to indemnify and save LANDLORD harmless against any and all claims, demands, damages, costs and expenses, including reasonable attorneys' fees for the defense thereof, arising from the conduct or management of the business conducted by TENANT in the leased premises or from any breach or default on the part of TENANT in the performance of any covenant or agreement on the part of TENANT to be performed pursuant to the terms of this lease, or from any act or negligence of TENANT, its agents, contractors, servants, employees, sublessees, concessionaires, licensees, or customers in or about the leased premises. In case of any action or proceeding brought against LANDLORD by reason of any such claim, upon notice from LANDLORD, TENANT covenants to defend such action or proceeding by counsel reasonably satisfactory to LANDLORD. All property belonging to TENANT or any occupant of the leased premises, shall be there at the risk of TENANT or such person only, and LANDLORD shall not be liable for damage thereto or theft or misappropriation thereof.

     Except for the negligence of TENANT, or TENANT'S breach or default of TENANT'S obligation to maintain and repair and replace, LANDLORD agrees to indemnify and save TENANT harmless against any and all claims, demands, damages, costs and expenses, including reasonable attorneys' fees for the defense thereof, arising from the conduct of LANDLORD in or about the leased premises or from any breach or default on the part of LANDLORD in the performance of any covenant or agreement on the part of LANDLORD to be performed pursuant to the terms of this lease, or from any act or negligence of LANDLORD, its agents, contractors, servants, employees, lessees, concessionaires or licensees, in or about the leased premises. In case of any action or proceeding brought against TENANT by reason of any such claim, upon notice from TENANT, LANDLORD covenants to defend such action or proceeding.

                                     ARTICLE VIII
                                      INSURANCE

     SECTION 1. During the lease term (as extended), TENANT shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring TENANT against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the premises. TENANT shall name LANDLORD and agent, if any, as an additional insured under such policy. The initial amount of such


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insurance shall be One Million Dollars ($1,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of LANDLORD'S professional insurance advisors and other relevant factors. The liability insurance obtained by TENANT under this Section 1 shall
(1) be primary and non-contributing; (2) contain cross-liability endorsements; and (3) insure LANDLORD against TENANT'S performance under Article VII, if the matters giving rise to the indemnity under Article VII result from negligence of TENANT. The amount and coverage of such insurance shall not limit TENANT'S liability nor relieve TENANT from any obligation under this Lease.

     SECTION 2. During the lease term (as extended), LANDLORD shall maintain policies of insurance covering loss of or damage to the property in the full amount of its replacement value. Such policy shall contain an inflation guard endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which LANDLORD deems reasonably necessary. LANDLORD shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the property. LANDLORD shall not obtain insurance for TENANT'S fixtures or equipment or building improvements installed by TENANT on the property.

     SECTION 3. During the lease term (as extended), TENANT shall maintain a small business owner's insurance policy which is to include fire insurance, with extended coverage, vandalism, glass breakage, malicious mischief, sprinkler leakage and flood endorsements attached as LANDLORD reasonably may, from time to time, approve or require, covering all fixtures and equipment, stock-in-trade, furniture, furnishings, improvements or betterments installed or made by TENANT in, on or about the premises to the extent of at least one hundred percent (100%) of their replacement value, without deduction for depreciation, but in any event in an amount sufficient to prevent TENANT from becoming a co-insurer under provisions of applicable policies.

     SECTION 4. TENANT shall pay all premiums for the insurance policies described in Section 1 and 3 within fifteen (15) days after TENANT'S receipt of a copy of the premium statement or other evidence of the amount due. For insurance policies maintained by LANDLORD, TENANT shall pay, as additional rent, the premiums within fifteen (15) days of receiving a statement therefor. If insurance policies maintained by LANDLORD cover improvements on real property other than the property, LANDLORD shall deliver to TENANT a statement of the premium applicable to the premises showing in reasonable detail how TENANT'S share of the premium was

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computed.  If the lease term expires before the expiration of an insurance policy maintained by LANDLORD, TENANT shall be liable for TENANT'S prorated share of the insurance premiums. Before the commencement date, TENANT shall deliver to LANDLORD a copy of any policy of insurance which TENANT is required to maintain. At least thirty (30) days prior to the expiration of any such policy, TENANT shall deliver to LANDLORD a renewal of such policy. As an alternative to providing a policy insurance, TENANT shall have the right to provide LANDLORD a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which TENANT is required to maintain under this Article is in full force and effect and containing such other information which LANDLORD reasonably requires.

     SECTION 5. Any insurance which TENANT is required to maintain under this Lease shall include a provision which requires the insurance carrier to give LANDLORD not less than thirty (30) days' written notice prior to cancellation of modification of such coverage.

     If TENANT fails to deliver any policy, certificate or renewal to LANDLORD required under this Lease within the prescribed time period or if any such policy is canceled or modified during the lease term without LANDLORD'S consent, LANDLORD may, upon five (5) days' written notice to TENANT, obtain such insurance in which case TENANT shall reimburse LANDLORD for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

     TENANT shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide" and with companies reasonably satisfactory to LANDLORD. LANDLORD and TENANT acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this section may not be available in the future. TENANT acknowledges that the insurance described in this section is for the primary benefit of LANDLORD. If at any time during the lease term, TENANT is unable to maintain the insurance required under the Lease, TENANT shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for TENANT'S type of business, as that coverage may change from time to time. LANDLORD makes no representation as to the adequacy of such insurance to protect LANDLORD'S or TENANT'S interests. Therefore, TENANT shall obtain any such additional property or liability insurance which TENANT deems necessary to protect LANDLORD and TENANT.

     Unless prohibited under any applicable insurance  policies

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maintained, LANDLORD and TENANT hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, LANDLORD and TENANT shall give notice to the insurance carriers of this mutual waiver of subrogation.

     SECTION 6. LANDLORD and TENANT each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of the loss or damage. TENANT shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

                                      ARTICLE IX
                                DESTRUCTION OR DAMAGE

     SECTION 1. If the premises or the portion of the building necessary for TENANT'S occupancy is damaged by fire, earthquake, act of God, the elements or other casualty, LANDLORD shall, subject to the provisions of this Article, promptly repair the damage, if such repairs can, in LANDLORD'S opinion, be completed within ninety (90) days. If LANDLORD determines that repairs can be completed within ninety (90) days, this Lease shall remain in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of TENANT or TENANT'S agents, employees, contractors, licensees or invitees, the base rent shall be abated to the extent TENANT'S use of the premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of LANDLORD under Section 3.

     Notwithstanding anything in this Lease to the contrary and provided LANDLORD has fully complied with Article VIII, Section 2 of this Lease, in no event shall LANDLORD have any obligation to repair in the event that the insurance proceeds it receives (if any and net of costs of collection) shall be insufficient to cover the expected costs of repair. In the event that LANDLORD shall make such repair, TENANT shall pay to LANDLORD within thirty (30) days of the substantial completion of the repair, the amount of the deductible under the applicable insurance policy up to a maximum of $10,000.

     SECTION 2. If in LANDLORD'S opinion, such repairs to the premises or portion of the building necessary for TENANT'S occupancy cannot be completed within ninety (90) days, LANDLORD may elect, upon notice to TENANT given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect but the base rent shall be partially abated as provided in Section 1. If LANDLORD does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

     SECTION 3. If the Premises are to be repaired under this Article, LANDLORD shall repair, at its cost, any injury or damage, except that TENANT shall be responsible, at its sole cost and expense, for the repair, restoration and replacement of any leasehold improvements and TENANT'S property. LANDLORD shall not be liable for any loss of business inconvenience or annoyance arising from any repair or restoration of any portion of the premises, building or project as a result of any damage from fire or other casualty.

     SECTION 4. This Lease shall be considered an express agreement governing any case of damage to or destruction of the premises, building or project by fire or other casualty, and any present or future law which purports to govern the rights of LANDLORD and TENANT in such circumstances in the absence of express agreement, shall have no application.

                                      ARTICLE X
                                    EMINENT DOMAIN

     SECTION 1. If the whole of the building or premises is lawfully taken by condemnation or under threat thereof or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and rent shall be prorated to such date. If less than the whole of the building or premises is so taken, this Lease shall be unaffected by such taking, provided that: a) TENANT shall have the right to terminate this Lease by notice to LANDLORD given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the premises is taken and the remaining area of the premises is not reasonably sufficient for TENANT to continue operation of its business, and b) LANDLORD shall have the right to terminate this Lease by notice to TENANT given within ninety (90) days after the date of such taking. If either LANDLORD or TENANT so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) day after either such notice. The rent shall

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be prorated to the date of termination.  If this Lease continues in force upon such partial taking, the base rent and TENANT'S proportionate share shall be equitably adjusted according to the remaining rentable area of the premises and project.

     SECTION 2. In the event of a partial taking of the premises, or transfer under threat thereof, which does not result in a termination of this Lease, LANDLORD shall restore the remaining portion of the premises as nearly as practicable to its condition prior to the condemnation or taking. TENANT shall be responsible, at its sole cost and expense, for the repair, restoration, replacement of any leasehold improvements previously constructed by TENANT and TENANT'S property.

     SECTION 3. Except for the value allocated to alterations and additions made by TENANT after the date of this Lease, all other damages awarded for such taking under the power of eminent domain, whether for the whole or a part of the leased premises, shall be the property of LANDLORD, whether such damages shall be awarded as compensation for diminution in value of the leasehold or to the fee of the leased premises; provided, however, that LANDLORD shall not be entitled to any separate award made to TENANT for loss of business, depreciation to and cost of removal of stock and fixtures or to other separate awards payable to TENANT.

                                      ARTICLE XI
                                  ACCESS TO PREMISES

     LANDLORD shall have the right to enter upon the leased premises during all business hours for the purpose of inspecting the same and of making repairs and alterations thereto, and during the last six (6) months of the lease and of any extension renewal period for the purpose of exhibiting the same to prospective tenants. LANDLORD shall not disrupt TENANT'S business in exercising LANDLORD'S right of entry.

                                     ARTICLE XII
                                       REMEDIES

     SECTION 1. LANDLORD may terminate this lease and the term demised or TENANT'S right to possession hereunder: (1) upon the failure of TENANT to pay rent within fifteen (15) days of when due; or, (2) upon the failure of TENANT to perform any other of its covenants under this lease, and the same are not remedied within thirty (30) days after written notice to TENANT. TENANT hereby waives its right to a jury trial in any action by LANDLORD to terminate this Lease.

     SECTION 2. If, at any time during the term of this Lease (a) the TENANT who then is the holder of this Lease shall file in any court a petition in bankruptcy or insolvency or for reorganization within the meaning of said Bankruptcy Act (or for reorganization or arrangement under any future Bankruptcy Act for the same or similar relief), or for the appointment of a receiver or trustee of all or a portion of the TENANT'S property, or (b) an involuntary petition of any kind referred to in Subdivision (a) of this Section shall be filed against the TENANT, and such petition shall not be vacated or withdrawn within thirty (30) days after the date of filing thereof, or (c) if the TENANT shall make an assignment for the benefit of creditors, or (d) if the TENANT shall be adjudicated a bankrupt, or (e) a receiver shall be appointed for the property of the TENANT by order of a court of competent jurisdiction and shall not be withdrawn within thirty (30) days from the date of appointment, this Lease shall terminate upon the happening of any one of such events, and the TENANT shall then quit and surrender the leased premises to the LANDLORD, but the TENANT shall remain liable as hereinafter provided.

     SECTION 3. Upon the termination of the estate as aforesaid, the LANDLORD may re-enter the leased premises by any lawful means, and remove all persons and chattels therefrom and LANDLORD shall not be liable for damages or otherwise by reason of re-entry or termination. Notwithstanding such termination, the liability of TENANT for the rent provided for hereinabove shall not be extinguished for the balance of the term remaining after said termination.

     Should LANDLORD elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the premises, and relet said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as LANDLORD in its sole discretion may deem advisable; upon each such reletting all rentals received by the LANDLORD from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from TENANT to LANDLORD; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys' fees and of costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any shall be held by LANDLORD and applied in payment of future rent as the same may become due and payable hereunder.

     If such rentals received from such reletting during any month

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be less than that to be paid during that month by TENANT hereunder, TENANT shall pay any such deficiency to LANDLORD. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said premises by LANDLORD shall be construed as an election on its part to terminate this Lease unless the termination thereof be decreed by a court of competent jurisdiction.

     Notwithstanding any such reletting without termination, LANDLORD may at any time thereafter, elect to terminate this Lease for such previous breach. Should LANDLORD at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from TENANT all damages it may incur by reason of such breach, including the cost of recovering the leased premises, reasonable attorneys' fees, and in addition, LANDLORD, at its sole option, shall be entitled to recover from TENANT and TENANT shall pay to LANDLORD, on demand, as final and liquidated damages (and not as a penalty), a sum equal to the aggregate amount of the rent, and all additional rents that would be payable for the period from the date of such termination through the termination date, reduced by the then reasonable rental value of the premises for the same period.

     SECTION 4. In the event of any breach hereunder by TENANT, LANDLORD may, upon ten (10) days' prior written notice (or less in the case of emergency), cure such breach for the account and at the expense of TENANT. If LANDLORD at any time by reason of such breach, is compelled to pay, or elects to pay, any sum of money or do any act which will require the payment of any sum of money, or is compelled to incur any expense, including reasonable attorneys' fees, the sum or sums so paid by LANDLORD, with interest thereon at the rate of fifteen percent (15%) per annum, shall be deemed to be due from TENANT to LANDLORD on the first (lst) day of the month following the payment of such respective sums or expenses.

     SECTION 5. In the event of any breach hereunder by LANDLORD, TENANT may, upon ten (10) days' prior written notice, cure such breach for the account of and at the expense of LANDLORD. If TENANT, at any time, by reason of such breach, is compelled to pay, or elects to pay, any sum of money or do any act which will require the payment of any sum of money, or is compelled to incur any expense, including reasonable attorneys' fees, the sum or sums so paid by TENANT, with interest thereon at the rate of twelve percent (12%) per annum, shall be deemed to be due from LANDLORD to TENANT within seven (7) days after TENANT provides to LANDLORD notice of the sum due and owing.

                                     ARTICLE XIII
                               SURRENDER OF POSSESSION

     SECTION 1. At the expiration of the Lease term, whether by lapse of time or otherwise, TENANT shall surrender the leased premises broom clean and in good condition and repair, reasonable wear and tear and loss by fire or unavoidable casualty excepted, provided the lease shall have been terminated on account of fire or unavoidable casualty. TENANT shall promptly surrender all keys for the leased premises to LANDLORD at the place then fixed for payment of rent.

     SECTION 2. In the event TENANT remains in possession of the leased premises after the expiration of the tenancy created hereunder with the written consent of LANDLORD and without execution of a new lease, it shall be deemed to be occupying the leased premises as a TENANT from month-to-month, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy. If TENANT shall holdover without the written consent of LANDLORD, then TENANT shall, in addition to all other rights and remedies of LANDLORD, owe LANDLORD the sum of twice the previous rental on a per them basis for each and every day that TENANT shall so holdover.

                                     ARTICLE XIV
                                    SUBORDINATION

     TENANT agrees that this Lease shall be subordinate to any mortgages or trust deeds that may now or hereafter be placed upon said leased premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof provided that the mortgagee or trustee thereunder shall agree to recognize TENANT's rights hereunder as long as TENANT is not in default hereunder, and TENANT shall attorn to such mortgagee or trustee. TENANT further agrees that upon notification by LANDLORD to TENANT, this Lease shall be or become prior to any mortgages or trust deeds that may heretofore or hereafter be placed on the said leased premises. TENANT shall execute and deliver whatever instrument may be required for the above purposes within thirty (30) days after demand in writing. TENANT shall in the event of the sale or assignment of LANDLORD's interest in the building of which the leased premises form a part, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by LANDLORD covering the leased premises, attorn to the purchaser and recognize such purchaser as LANDLORD under this Lease.

                                      ARTICLE XV
                                       NOTICES

     Whenever under this Lease provision is made for notice of any kind, such notice shall be in writing and shall be deemed sufficient notice and service thereof if such notice is to TENANT if actually delivered to TENANT, ATTENTION:
PRESIDENT, or sent by reputable overnight courier or registered or certified mail, return receipt requested, postage prepaid, to the last Post Office address of TENANT furnished to LANDLORD for such purpose; and if to LANDLORD if actually delivered to LANDLORD or if sent by reputable overnight courier, registered or certified mail, return receipt requested, postage prepaid, to the LANDLORD at the address furnished for such purpose, or to the place then fixed for the payment of rent.

                                     ARTICLE XVI
                                       CONSENTS

     The parties agree that whenever under this Lease provision is made for securing the written consent, permission or approval of either, that such written consent, permission or approval shall not be unreasonably withheld or delayed.

                                     ARTICLE XVII
                                        TAXES

     LANDLORD shall timely direct all statements for payment of real property taxes and special assessments to TENANT. TENANT shall timely pay directly to the appropriate taxing authority, all real property taxes and installments of special assessments on the leased premises during the lease term and any extension. TENANT shall reimburse LANDLORD for rental taxes, and gross receipts taxes, if any, paid by LANDLORD on rentals from the leased premises. If TENANT shall have timely received tax statements from LANDLORD and shall fail to timely pay real property taxes on two successive occasions, LANDLORD may, in addition to its other remedies. require TENANT to thereafter escrow taxes by payment to LANDLORD with each installment of rent of 1/12 of the actual or estimated real property taxes.

                                    ARTICLE XVIII
                                       GENERAL

     SECTION 1. Nothing contained herein shall be deemed or construed by anyone as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto.

      SECTION 2. The various rights and remedies contained in this Lease shall not be considered as exclusive of any other right or remedy, but shall be construed as cumulative and shall be in addition to every other remedy now or hereafter existing at law, in equity, or by statute. No delay or omission of the right to exercise any power by either party shall impair any such right or power, or shall be construed as a waiver of any default or as acquiescence therein. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed by the other party as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party of a nature requiring consent or approval shall not be deemed to waiver or render unnecessary consent to approval of any subsequent similar act.

     SECTION 3. The heading of the several articles contained herein are for convenience only and do not define, limit or construe the contents of such articles. All negotiations, considerations, representations and understandings between the parties are incorporated herein, and may be modified or altered only by agreement in writing between the parties.

     SECTION 4. The covenants, agreements and obligations herein contained shall extend to, bind and inure to the benefit not only of the parties hereto but their respective personal representatives, heirs, successors and assigns.

     SECTION 5. Whenever a period of time is herein provided for either party to do or perform any act or thing, that party shall not be liable or responsible for any delays and applicable periods for performance shall be extended accordingly, due to strikes, lockouts, riots, acts of God, shortages of labor materials, national emergency, acts of a public enemy, governmental restrictions, laws or regulations, or any other cause or causes, whether similar or dissimilar to those enumerated, beyond its reasonable control.

     SECTION 6. TENANT shall not record this Lease without the written consent of LANDLORD.

     SECTION 7. No payment or receipt by LANDLORD or TENANT of a lesser amount than the amount then due under this Lease shall be deemed to be other than on account of the earliest portion thereof due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and LANDLORD or TENANT may accept such check or payment without prejudice to LANDLORD's or TENANT'S right to recover the balance due or pursue any other remedy in this Lease provided.

      SECTION 8. Each of the parties represents and warrants that there are not any claims for brokerage commission or finder's fees in connection with the execution of this Lease, except as listed below, and each of the parties agrees to indemnify the other against and hold it harmless from, all liabilities arising from any such claim for which such party is responsible, including, without limitation, the cost of counsel fees in connection therewith.

LANDLORD BROKER - CB Commercial
TENANT BROKER - CB Commercial

     TENANT agrees to pay the brokerage fees to CB Commercial associated with this Lease and to hold harmless, indemnify and defend LANDLORD from any claim for such fees.

     SECTION 9. Unenforceability of any provision contained in this Lease shall not affect or impair the validity of any other provision of this Lease.

     SECTION 10. The laws of the State of Iowa shall govern the validity, performance and enforcement of this Lease.

     SECTION 11. Anything to the contrary herein notwithstanding, if LANDLORD, its successors and assigns, is a mortgagee, an individual, a joint venture, a tenancy in common, a firm or partnership, general or limited, it is specifically understood and agreed that there shall be absolutely no personal liability on the part of such LANDLORD or the members of such LANDLORD with respect to any of the terms, covenants, conditions and provisions of this Lease, and TENANT shall look solely to the equity of LANDLORD, its successors and assigns, in the property of which the leased premises are a part for the satisfaction of each and every remedy of TENANT in the event of any breach of LANDLORD, its successors and assigns, of any of the terms, covenants, conditions and provisions of this Lease to be performed by LANDLORD, such exculpation of personal liability to be absolute and without exception whatsoever.

     SECTION 12. TENANT will, upon the written request of LANDLORD, provide LANDLORD with a report of monthly operations from the leased premises and such other financial reports as LANDLORD may reasonably request, including financial statements of Audio King Corporation.

                                     ARTICLE XIX
                                ESTOPPEL CERTIFICATES

     Within thirty (30) days after request therefor by LANDLORD, TENANT shall provide an estoppel certificate to any proposed mortgagee or purchaser, or to LANDLORD, certifying (if such be the case) that this lease is in full force and effect and there are no defenses or offsets thereto, or stating those claimed by TENANT and certifying to such other matters as such party shall reasonably require.

                                      ARTICLE XX
                                        TITLE

     LANDLORD covenants that it has full right and authority to enter into this Lease for the full term hereof. LANDLORD further covenants that TENANT, upon performing the covenants and agreements of this Lease to be performed by said TENANT, will have, hold and enjoy quiet possession of the leased premises.

                                     ARTICLE XXI
                               ASSIGNMENT OR SUBLETTING

     SECTION 1. TENANT agrees not to sell, assign, mortgage, pledge, franchise or in any manner transfer this Lease or any estate or interest thereunder and not to sublet the premises or any part thereof or transfer possession of any part thereof, and not to permit any licensee or concessionaire therein without the previous written consent of the LANDLORD in each instance first obtained. Consent by LANDLORD to one assignment of this Lease or to one subletting, sale, mortgage, pledge or other transfer including licensing or the grant of a concession shall not be a waiver of LANDLORD'S rights under this Article as to any subsequent similar action. This prohibition includes any subletting or assignment which would otherwise occur by operation of law.

     SECTION 2. Without limitation of the foregoing, it shall constitute a transfer of this Lease for purposes of Section 1 if, at any time during the term, TENANT is (i) a corporation or a trust (whether or not having shares of beneficial interest) and there shall occur a change in the ownership of the majority of the shares or beneficial interest from the date of this Lease, which shares or interest shall have the power to participate in the election or appointment of the directors, trustees, or other persons exercising like functions and managing the affairs of TENANT: provided, however, that this clause (i) shall not apply if TENANT named herein is a corporation and the outstanding voting stock thereof is listed on a recognized securities exchange or is wholly owned by another corporation whose outstanding voting stock is so listed; or (ii) a partnership or association or otherwise not a natural person (but is not a corporation or a trust) and there shall occur any change in the identity of any of the persons or entities who then are members of such partnership or association or who comprise TENANT.

                                     ARTICLE XXII
                                     ENVIRONMENT

     TENANT hereby agrees to indemnify, defend and hold LANDLORD and its successors, participants and assigns, and all of their officers, directors, trustees, partners, employees, shareholders and representatives, harmless from and against any and all damages, obligations, liabilities, claims, costs and expenses of every kind and nature whatsoever, including without limitation, attorneys' fees incurred or claimed by virtue of any part of the premises being or having been used by TENANT for the disposal, generation, treatment or storage of wastes or hazardous or toxic wastes. substances or materials of any kind (including, without limitation, asbestos, petroleum derivatives and PCB's), or by virtue of any hazardous or toxic wastes, substances or materials of any kind (including, without limitation, asbestos, petroleum derivatives and PCB'S) from the premises having been disposed of off site. This indemnification shall remain in full force and effect forever and shall survive the termination of the Lease.


LANDLORD                                     TENANT

By   (                   )                   By   /s/ Henry Thorne
  ----------------------------                 -----------------------------
Its  President                               Its  President
   ---------------------------                  ----------------------------
And  (                   )                   And  Stuart Finney
   ---------------------------                  ----------------------------
Its    Secretary                             Its  President
   ---------------------------                  ----------------------------


STATE OF   NY
        ------------------)
                          )SS.
COUNTY OF  Nassau
         -----------------)

    The foregoing instrument was acknowledged before me this 29th day of June,
1995, by (                 ) and (                   )  (LANDLORD).

                                            /s/Mary Flanagan
                                            --------------------
                                            Notary Public

STATE OF MINNESOTA)
                 ) SS.
COUNTY OF HENNEPIN)


    The foregoing instrument was acknowledged before me this 28th day of June, 1995, by Henry Thorne and Stuart L. Finney the President and Secretary of Audio King Corporation, a Minnesota corporation, on behalf of the corporation. (TENANT).

                                       /s/Karen J. Harper
                                       ------------------
                                       Notary Public

                                        [MAP]


                                      EXHIBIT A


                        AUDIO KING "AS CONSTRUCTED" SURVEY

                                  LEGAL DESCRIPTION

Lot 1, Ryan/Highlander Second Addition to Cedar Rapids,
Iowa.



                                      EXHIBIT B

                                     EXHIBIT   C

                               PLANS AND SPECIFICATIONS


The following plans made by Alberts Associates, Inc. as Design Architects (and in part by Howard R. Green Company as Consulting Engineers) are, due to their bulk and difficulty of being copied, incorporated herein by reference:

Page#    Title                    Date           Job#
-----    -----                    ----           ----

T-1      Title Sheet              Undated        9431.000
C1       Site Plan                2/8/95         162650
C2       Grading/Drainage         2/8/95         162650
C3       Details                  2/9/95         162650
A-2      Floor Plan               11/3/94        9431.000
A-3      Exterior Elevations      11/3/94        9431.000
A-4      Enlarged Entry           11/3/94        9405.000

A-5      Wall Sections at Entry   11/3/94        9431.000
A-6      Details                  11/3/94        9431.000
A-7      Wall Section             11/3/94        9431.000
S1       Foundation Plan/
         Structural Notes         2/9/95         162650
S2       Framing Plan             2/9/95         162650
S3       Framing Plan             2/9/95         162650
M1       Mechanical Plan          3/20/95        162650
E1       Electrical Plan          3/20/95        162650